Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of June 1, 2005, and entered into, by and between YOUBET.COM, INC., a Delaware corporation (the “Company”), and LOUIS J. TAVANO, JAMES SCOTT and RICHARD M. TAVANO (the “Principals” and each a “Principal”).
     This Agreement is made pursuant to the Stock Purchase Agreement dated as of June 1, 2005 by and among the Company, the Principals and the other parties named therein (the “Purchase Agreement”). In order to induce the Principals to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth herein. The execution of this Agreement is a condition to closing under the Purchase Agreement.
     The parties hereby agree as follows:
     1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:
          Claims: A term defined under Section 7(a) hereof.
          Common Stock: Common stock of the Company, however designated, which is not limited as to the amount of dividends, or which is not limited as to the amount of distributions upon liquidation or dissolution of the Company.
          Company: Youbet.com, Inc.
          Equity Securities: Common Stock of the Company issued to the Principals pursuant to Sections 1.3(a)(ii) and 1.3(a)(iii) of the Purchase Agreement.
          Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.
          Holder: A Person as defined under Section 2(b) hereof.
          Insiders: A term defined under Section 4 hereof.
          Misstatement: The existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make statements therein, in light of the circumstances, not misleading.
          NASD: NASD, Inc.
          Piggyback Registration: A registration pursuant to Section 3 hereof.
          Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
          Registration Expenses: See Section 6 hereof.
          Registrable Securities: The Equity Securities and any other securities issued or issuable with respect to the Equity Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.
          Registration Statement: Any Registration Statement of the Company under the Securities Act on an appropriate form which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments (including post-effective amendments), and supplements to such Registration Statement and all exhibits to and all material incorporated by reference in such Registration Statement.
          Securities Act: The Securities Act of 1933, as amended from time to time.
          SEC: The Securities and Exchange Commission or any successor thereto.
          Transfer Restricted Securities: Securities acquired by the Holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144 made under the Securities Act; provided that a Security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.
          Underwritten Offering: A registration in which securities of the Company are to be issued by the Company and sold to an underwriter for distribution to the public.
     2. Securities Subject to this Agreement.
          (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities. Notwithstanding anything to the contrary set forth in this Agreement, Registrable Securities shall exclude all “Unvested Shares” (as defined in the Restricted Stock Agreement) and all “Lock Up Securities” (as defined in the Lock-Up Agreement).
          (b) Holders of Registrable Securities. A Person is deemed to be a Holder of Registrable Securities (a “Holder”) whenever such Person owns Registrable Securities.
     3. Piggyback Registration.
          (a) Inclusion in Registration. Subject to the provisions of Section 9 below, if at any time, to the extent that Holder then holds Registrable Securities, the Company shall determine (including pursuant to a demand of any stockholder of the Company) to file a registration statement under the Securities Act relating to a proposed sale to the public of any of its securities, either for its own account or the account of a security Holder or Holders, the Company shall:
               (i) promptly give to each Holder of a Registrable Security written notice thereof (which notice shall include the proposed offering price and the plan of distribution);
               (ii) include in such registration (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests, made within 20 days after such written notice from the Company, by any Holder of Registrable Securities;
               (iii) if the registration statement is to cover an Underwritten Offering, use all reasonable efforts to cause the managing underwriter or underwriters of such proposed Underwritten Offering to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein; provided, however, that if, in connection with an Underwritten Offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in such underwriter’s judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental or “piggyback” right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right and there is first excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, officer or employee of the Company, (ii) any holder thereof not having any such contractual, incidental registration rights, and (iii) any holder thereof having contractual, incidental or “piggyback” registration rights subordinate and junior to the rights of the Holders of Registrable Securities, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Securities with respect to which such Holder has requested inclusion hereunder; and
               (iv) the Company shall bear all Registration Expenses in connection with a piggyback registration, except that each Holder of the Registrable Securities whose Registrable Securities are included in such Registration shall pay its pro rata share of the Underwriters’ Commissions incurred in such Registration, in accordance with the amount of Registrable Securities sold by all such Holders.
          (b) Time of Exercise. Holders of Registrable Securities may exercise piggyback registration rights under this Section 3 at any time or from time to time, so long as such Holders continue to hold Registrable Securities. The terms of this Section 3 shall not apply to any Registration Statement filed by the Company relating solely to employees’ stock option or purchase plans or any Registration Statement filed on Form S-4 or S-8 or any successor form thereto, nor to any Registration Statement as to which Holder’s registration rights are not otherwise applicable (because Holder’s Equity Securities may be sold pursuant to the term of Section 8 of this Agreement or are then subject to the Lock Up Agreement and/or Restricted Stock Agreement).

          (c) Withdrawal. At any time prior to the effectiveness of a Registration Statement with the SEC, any Holder of Registrable Securities may withdraw such Holder’s request for inclusion of Registrable Securities in any piggyback registration under this Section 3 by giving written notice to the Company of its election to withdraw prior to the effectiveness of the Registration Statement, provided that such Holder shall be responsible for all Registration Expenses of such Holder which may be incurred pursuant to such withdrawal. The Company may also elect to withdraw a Registration Statement filed pursuant to this Section 3 at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal by the Company, the Company shall pay all Registration Expenses incurred in such piggyback registration as provided in Section 3(a)(iv).
     4. Hold Back Agreements. Except as part of an underwritten registration involving the Registrable Securities, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 hereof agrees that such Holder will not, (on the conditions that all “Insiders” (as defined below) likewise agree), effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act, during the 7 day period prior to, and during the 90 days with respect to each other Underwritten Offering made pursuant to such Registration Statement, in each case to the extent timely requested in writing by the managing underwriters. Each Holder of Registrable Securities shall sign an agreement with the underwriters to such effect if so requested by the managing underwriters in such Underwritten Offering; provided that all Insiders do so. “Insiders” means (i) directors and officers of the Company or any Affiliate thereof and (ii) any Persons who beneficially own shares of Common Stock issued and outstanding on the date hereof and are involved on the date hereof in the management of the Company.
     5. Registration Procedures. In connection with the Company’s registration obligations pursuant to Section 3 hereof, the Company shall use all reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as practicable:
          (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be made available for prior review by such Holders and underwriters;
          (b) prepare and file with the SEC such amendments and post effective amendments to any Registration Statement, and such amendments or supplements to the Registration Statement or Prospectus, as may be reasonably requested by any Holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep such Registration Statement effective until (i) the completion by the underwriters of the distribution pursuant to an Underwritten Offering or (ii) nine months after the effectiveness of any registration statement not involving an Underwritten Offering and (iii) file the Prospectus as supplemented pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the foregoing period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
          (c) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post effective amendment such necessary information as the managing underwriters or the Holders of a majority in number of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
          (d) at the request of any selling Holder of Registrable Securities, furnish to such selling Holder of Registrable Securities and to each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
          (e) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus (or preliminary prospectus) or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus) or any amendment or supplement thereto;
          (f) make available to a representative of the Holders of a majority in number of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;
          (g) otherwise use all best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security Holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 30 days after the end of any 12 month period (or 45 or 90 days if the end of such 12 month period coincides with the end of a fiscal quarter or fiscal year, respectively, of the Company, or such shorter period as the SEC shall require from time to time with respect to the filing by a reporting company of such documents on Forms 10-Q or 10-K, respectively) (1) commencing at the end of any month in which Registrable Securities are sold to underwriters in an Underwritten Offering or (2) if not sold to underwriters in such an offering, beginning with the first month commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;
          (h) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD);
          (i) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriters, if any, make the Company’s representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request.
          (j) use its best efforts to register or qualify the Registrable Securities covered by said registration statement under the applicable securities or “blue sky” laws of such jurisdiction as any selling Holder may reasonably request;
          (k) furnish to each selling holder a “signed counterpart” of: (i) an opinion of counsel for the Company, dated the effective date of the Registration Statement; and (ii) “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities; and
          (l) furnish to each selling Holder a copy of all documents filed with the Commission in connection with any such offering of securities.
The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.
     6. Registration Expenses.

          (a) All expenses of the Company’s performance of or compliance with this Agreement, except (i) where the Registration Statement is terminated prior to effectiveness at the request of, or primarily as a result of the actions of Holders whose Registrable Securities are included in such registration and (ii) any underwriting discounts and commissions relating to the Registrable Securities, shall be paid by the Company, regardless of whether the Registration Statement becomes effective, including, without limitation:
               (1) all registration and filing fees (including, without limitation, with respect to filings required to be made with the NASD);
               (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of Registrable Securities being sold may designate);
               (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a Form eligible for deposit with The Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;
               (4) fees and disbursements of counsel for the Company but not for the selling Holders of the Registrable Securities;
               (5) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance);
               (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or, except as provided in Section 6(a)(4), legal expenses of any Person other than the Company);
               (7) securities acts liability insurance if the Company so desires or if the underwriters so require;
               (8) fees and expenses of other Persons retained by the Company; and
               (9) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD.
          (all such expenses being herein called “Registration Expenses”).
          (b) The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.
     7. Indemnification.
          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act (each such person being sometimes hereinafter referred to as an “Indemnified Holder”) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal expenses) (a “Claim”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or in any filing with any state securities commission or agency, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration. This indemnity shall be in addition to any liability which the Company may otherwise have.
          The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement made in any preliminary prospectus if (i) such Indemnified Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (ii) the Prospectus would have corrected such untrue statement or omission.
          In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (x) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such Prospectus as so amended or supplemented in any case where such delivery is required by the Securities Act or any state securities laws prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.
          The Company shall also provide customary indemnifications to underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act).
          If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses of such counsel. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed in writing to pay such fees and expenses, (b) the Company shall have failed to assume promptly the defense of such action or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised in writing by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests or conflicts between them.
          The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there shall be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment, (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any Claim to the extent that it arises out of or is based upon a Misstatement or alleged Misstatement that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Indemnified Holder.
          (b) Indemnification by Holder of Registrable Securities. In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of Registrable Securities so registered agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder, by the preceding paragraph. Notwithstanding anything to the contrary in this Section 7(b), an Indemnified Holder’s obligations hereunder shall be limited to an amount equal to the proceeds received by such Holder sold in such registration.
          The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.
          (c) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Claim referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.
          The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7 (a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
          The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
          Notwithstanding the provisions of this Section 7(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total proceeds received by such Indemnified Holder from the sale of the Registrable Securities exceed the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such Misstatement or alleged Misstatement.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          The parties agree that the provisions of this Section 7 shall survive termination of this Agreement.
     8. Rule 144. The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement in reasonable detail as to whether it has complied with such information and requirements. The Company agrees to use its reasonable efforts to facilitate and expedite transfers of the Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

     9. Participation in Underwritten Offerings. No Holder of Registrable Securities (or its successors or assigns) may participate in any Underwritten Offering hereunder, including any offering pursuant to Section 3 above, unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the underwriters and other Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     10. Suspension of Sales. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company that (i) a Registration Statement or Prospectus contains a Misstatement or alleged Misstatement, or (ii) in the reasonable determination of the Company, there exist circumstances not yet disclosed to the public which would be required to be disclosed in such Registration Statement and the disclosure of which would be materially harmful to the Company, such Holder shall forthwith discontinue disposition of Registrable Securities until such Holder is advised in writing by the Company (which shall in no event be more than 30 days after the initial notice) that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall not utilize the right provided under this Section 10 more than once in any 12-month period.
     11. Termination. Except for Section 7 hereof, this Agreement and the rights and obligations of the Company and the Holders hereunder shall terminate on the earlier of (a) the first date on which no Registrable Securities remain outstanding or (b) such time as all of such remaining Registrable Securities may be sold in any consecutive three-month period in accordance with Rule 144.
     12. Miscellaneous.
          (a) Governing Law; Consent to Jurisdiction. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW) APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED IN SUCH STATE. EACH PARTY HERETO CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA IN CONNECTION WITH ANY CLAIM OR DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR ANY RIGHT ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT AGAINST ANY PARTY IN THE COURTS OF THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES, OR ALTERNATIVELY, IF INVOLVING RIGHTS TO INDEMNITY OR CONTRIBUTION PURSUANT TO SECTION 7 HEREOF, IN THE SAME FORUM AS THE ACTION OR PROCEEDING GIVING RISE TO THE CLAIMS FOR INDEMNIFICATION OR CONTRIBUTION. Notwithstanding the foregoing, nothing in this Section is intended to prevent a party from instituting an action in any jurisdiction for the sole and exclusive purpose of enforcing a judgment by a court in the jurisdictions referred to in this Section.
          (b) Notices. Any notices required or permitted by this Agreement shall be deemed given when delivered personally or sent by one party to the other in writing by registered or certified mail, return receipt requested, addressed as follows:

Principals:

Louis J. Tavano
3061 Sheridan Street, Suite A
Las Vegas, Nevada 89102
Facsimile: (702) 368-1153

James Scott
3061 Sheridan Street, Suite A
Las Vegas, Nevada 89102
Facsimile: (702) 368-1153

Richard M. Tavano
3061 Sheridan Street, Suite A
Las Vegas, Nevada 89102
Facsimile: (702) 368-1153

with a copy (which shall not constitute notice) to:

Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention: Dennis M. P. Ehling
Facsimile: (310) 552-5001

The Company:

Youbet.com, Inc.
5901 DeSoto Avenue
Woodland Hills, California 91367
Attention: Scott Solomon
Facsimile: (818) 668-2101

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, Suite 4800
Los Angeles, California 90071
Attention: David Sands
Facsimile: (213) 443-2743

          Any notice pursuant to this Agreement shall be deemed to be delivered, given, and received for all purposes as of the date received; provided that notices sent by telecopy shall not be effective unless such notices are also sent by mail or courier as set forth herein; and provided further, that (i) mail sent via Certified Mail, Return Receipt Requested, certified fee and normal postage prepaid, shall be deemed to have been received on the earlier of actual receipt thereof or the date of refusal or inability to deliver, indicated on the Receipt for Certified Mail and (ii) mail sent via Federal Express or other recognized overnight courier shall be deemed delivered one (1) business day after deposit with Federal Express or such other recognized overnight courier service, charges prepaid. The above addresses may be changed from time to time by giving notice thereof in the manner provided herein.
          (c) Integration. This Agreement constitutes the complete and exclusive agreement of the parties with respect to the matters set forth herein. The terms of this Agreement may not be modified except by an instrument in writing signed by all parties hereto.
          (d) Closing of Purchase Agreement. The effectiveness of this Agreement is conditioned upon the Closing contemplated under the Purchase Agreement. If such Closing does not occur, then this Agreement is rescinded and is of no force and effect.
          (e) Waiver. Waiver of the benefit of any provision hereof must be in writing to be effective. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance by any other parties with any of the covenants or other obligations contained herein.
          (f) Assignability and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The obligations of the Principals may not be delegated or assigned. The Company may assign this Agreement provided such assignment is made in connection with the merger of the Company in which the Company is not the surviving corporation or the sale of all or substantially all the assets of the Company.
          (g) Headings. The captions in this Agreement are for the convenience of reference only and do not affect the meaning of any terms or provisions hereof.
          (h) Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
          (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY

IN RESPECT OF ANY LITIGATION (WHETHER ARISING IN TORT OR CONTRACT) BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN) OR ACTION OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THIS AGREEMENT (INCLUDING WITHOUT LIMITATION ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS PROVISION IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.
          (j) No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          (k) Recovery of Fees by Prevailing Party. In the event of a lawsuit to enforce or interpret the provisions of this Agreement, the non-prevailing party shall pay the prevailing party reasonable attorneys’ fees and other costs and expenses in such amount as the court shall determine. In addition, such non-prevailing party shall pay reasonable attorneys’ fees incurred by the prevailing party in enforcing, or on appeal from, a judgment in favor of the prevailing party. The preceding sentence is intended by the parties hereto to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.
          (l) Further Assurances. Each party agrees (i) to furnish upon request to each other party such further information, (ii) to execute and deliver to each other party such other documents, and (iii) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents and transactions referred to in this Agreement.
          (m) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when two or more counterparts hereto, individually or taken together, bear the signatures of all of the parties reflected hereon as the signatories. Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing if the originally executed counterpart is delivered within a reasonable time thereafter. Any photographic, photocopy or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMPANY

YOUBET.COM, INC.,
a Delaware corporation

By:	/s/ Victor Gallo

Name:	Victor Gallo
Title:	Vice President

PRINCIPALS

/s/ Louis J. Tavano
LOUIS J. TAVANO

/s/ James Scott
JAMES SCOTT

/s/ Richard M. Tavano
RICHARD M. TAVANO
Signature Page to
Registration Rights Agreement